                                                EXHIBIT 12.01
                                       RATIO OF EARNINGS TO FIXED CHARGES

                                             CAPITAL SOURCE L.P.

                 Six Months        Year            Year           Year           Year           Year
                   Ended           Ended           Ended          Ended          Ended          Ended
               June 30, 1999    Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995  Dec. 31, 1994
               --------------   -------------  -------------  -------------  -------------  -------------
Net Income       1,447,858        1,902,503      3,051,221      3,187,307      3,472,057      3,464,875
Interest                --               --             --             --             --             --
                 ---------        ---------      ---------      ---------      ---------      ---------
                 1,447,858        1,902,503      3,051,221      3,187,307      3,472,057      3,464,875
                 ---------        ---------      ---------      ---------      ---------      ---------
                 ---------        ---------      ---------      ---------      ---------      ---------
Ratio**                N/A              N/A            N/A            N/A            N/A            N/A



                                           CAPITAL COURSE II L.P.-A

                 Six Months        Year            Year           Year           Year           Year
                   Ended           Ended           Ended          Ended          Ended          Ended
               June 30, 1999    Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995  Dec. 31, 1994
               --------------   -------------  -------------  -------------  -------------  -------------
Net Income         852,062          881,115      1,654,005      2,123,037      2,173,096      2,021,288
Interest                --               --             --             --             --             --
                   -------        ---------      ---------      ---------      ---------      ---------
                   852,062          881,115      1,654,005      2,123,037      2,173,096      2,021,288
                   -------        ---------      ---------      ---------      ---------      ---------
                   -------        ---------      ---------      ---------      ---------      ---------
Ratio**                N/A              N/A            N/A            N/A            N/A            N/A



** Pretax income plus interest/interest
 * (Pretax income = net income)